EXHIBIT 23.2

[LETTERHEAD OF SLOAN PARTNERS LLP]

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

NOBLE HOUSE ENTERTAINMENT INC.

We hereby consent to the incorporation by reference in the Registration Statement of our report dated October 20, 2005 relating to the consolidated financial statements of Noble House Entertainment Inc. appearing in the Company’s Annual Report on Form 20-F for the year ended June 30, 2005.

Sloan Partners LLP

/s/Sloan Partners LLP

Thornhill, Ontario, Canada

February 20, 2006